Exhibit 99.01

For immediate release

Mantra Welcomes New Director, CTO and Legal Counsel

December 10, 2014

Vancouver, British Columbia– Mantra Venture Group Ltd. (OTCQB: MVTG) has announced that it is pleased to welcome Glenn Parker, an experienced investment consultant, to its Board of Directors. The company additionally announced the promotion of Dr. Sona Kazemi to the position of Chief Technology Officer and the engagement of Sichenzia Ross Friedman Ference LLP (SRFF) as it new legal counsel.

“We are excited to welcome Mr. Parker and SRFF to Mantra and Dr. Kazemi to her new position, as it is important that we continue to build out the talent surrounding the company,” said Mantra CEO Larry Kristof. “The addition of a second independent director and a highly respected legal counsel will help facilitate our desired movement to a senior exchange.”

Glenn Parker (CFP, CIMA) has been providing expertise in investment markets to both individuals and institutions for over 20 years. Having obtained his MBA and combined Civil Engineering and Business degree, his experience includes serving as a VP with both Prudential Securities and D.A. Davidson & Co., an Adjunct Instructor at Portland State University, and as the founder of Wychick Investment Advisors. Mr. Parker will bring his extensive knowledge of public and private markets to the development of Mantra’s business lines.

“I am very excited at the opportunity to join Mantra’s talented team, and to bring these world-class technologies to the next stage,” said Mr. Parker.

Dr. Kazemi has been a Senior Electrochemical Engineer at Mantra since October of 2013. Her promotion to the position of CTO is a direct result of her significant technical contributions to Mantra’s technologies and her demonstrated willingness and ability to lead and direct the research teams.

“We have been continually been impressed with Dr. Kazemi’s work, leadership and vision, and as a result she is a natural fit for this important position in the company,” said Mr. Kristof.

SRFF is the top ranked securities law firm as recognized by industry league tables. SRFF’s services include, but are not limited to, providing oversight for stock exchange listing matters, initial and secondary public offerings, alternative public offerings, private investment in public equity (PIPE) transactions, as well as mergers and acquisitions.

“We are very pleased to work with Mantra, a company clearly dedicated to growing shareholder value through its innovative technologies and leadership,” said SRFF Partner Marc Ross.

About Mantra Venture Group

Mantra Venture Group Ltd. (OTCQB: MVTG) is a clean technology incubator that takes innovative emerging technologies and moves them towards commercialization. The Company, through its subsidiary Mantra Energy Alternatives, is currently developing two groundbreaking electrochemical technologies designed to make reducing greenhouse gas emissions profitable, ERC (Electro-Reduction of Carbon Dioxide) and MRFC (Mixed-Reactant Fuel Cell).

ERCis a form of “carbon capture and utilization” (CCU) that converts the polluting greenhouse gas carbon dioxide into useful, valuable products including formic acid and formate salts. By utilizing clean electricity, the process offers the potential for an industrial plant to reduce emissions while generating a salable product and a profit.

The MRFC is an unconventional fuel cell that uses a mixture of fuel and oxidant, thereby greatly reducing the complexity and cost of the fuel cell system. Ideal for portable applications, the MRFC is cheaper, lighter, and more compact than conventional fuel cell technologies.

Follow Mantra on Twitter: http://www.twitter.com/mantraenergy

For more information go to: http://www.mantraventuregroup.com

About Sichenzia Ross Friedman Ference LLP

SRFF provides experienced, professional representation in all matters involving the securities industry, as well as in all general corporate and litigation matters. The firm's clients range from start-ups to established, listed companies. They include private and public corporations, partnerships, broker-dealers, bank-affiliated broker-dealers, investment advisors, registered personnel, public and corporate customers and investors, partnerships and other entities. SRFF also advises institutional investors on transactions involving complex securities law considerations.To learn more, visit http://www.srff.com.

Investor Relations: John Williams
(604) 495-1766 (Canada)
(502) 214-5932 (USA)
mantraenergy@aberdeencap.com

Company Contact: (604) 560-1503
info@mantraenergy.com
http://www.mantraventuregroup.com

Forward-looking statements: Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements. Actual results may differ materially from those described in forward-looking statements and are subject to risks and uncertainties. See Mantra Venture Group’s filings with the Securities and Exchange Commission, which identify specific factors that may cause actual results or events to differ materially from those described in forward-looking statements.